                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         COMPUTER SCIENCES CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         COMPUTER SCIENCES CORPORATION
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the contrary pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- - --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                     COMPUTER SCIENCES CORPORATION

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[LOGO OF CSC]        ON AUGUST 8, 1994

                     The Annual Meeting of Stockholders of Computer Sciences Corporation will be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California 90045, at 2 o'clock p.m., Pacific Daylight Savings Time, on August 8, 1994, for the following purposes:

                     1. To elect a board of nine directors to serve for the ensuing year and until their successors are elected and qualified; and

                     2. To transact such other business as may properly come before the meeting.

                     Only stockholders of record at the close of business on June 17, 1994, will be entitled to notice and to vote at the meeting or any adjournment thereof.

                     STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE MEETING PER-SONALLY ARE URGED BY MANAGEMENT TO FILL IN, SIGN AND RE-TURN PROMPTLY TO THE COMPANY THE ENCLOSED PROXY.

                     By Order of the Board of Directors

                     /s/ HAYWARD D. FISK

                     Hayward D. Fisk
                     Vice President, General Counsel and Secretary

                     El Segundo, California
                     July 5, 1994

                         COMPUTER SCIENCES CORPORATION

                            2100 East Grand Avenue
                         El Segundo, California 90245
                                (310) 615-0311

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The Annual Meeting of Stockholders of Computer Sciences Corporation ("CSC" or the "Company") will be held on August 8, 1994 for the following purposes:

    1. To elect a board of nine directors to serve for the ensuing year and until their successors are elected and qualified; and

    2. To transact such other business as may properly come before the meet-ing.

  The approximate date of mailing the proxy material is July 5, 1994.

                         VOTING AND PROXY SOLICITATION

  This Statement is furnished to stockholders of Computer Sciences Corporation in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California 90045, at 2 o'clock p.m., Pa-cific Daylight Savings Time, on August 8, 1994. This solicitation is made by the Board of Directors of Computer Sciences Corporation and the cost of solic-itation will be borne by the Company.

  Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request per-sons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their ex-penses in so doing. In addition, the Company has engaged the services of Mor-row & Co., Inc. with respect to proxy soliciting matters at an expected cost to the Company of approximately $5,500, not including incidental expenses.

  The Annual Report of the Company for the fiscal year ended April 1, 1994, has been enclosed and mailed to stockholders under the same cover as this Proxy Statement.

  You are requested to sign, date and return the enclosed proxy card to ensure that your shares will be voted. A proxy may be revoked at any time prior to the voting thereof by notice in writing of such revocation duly executed by the stockholder and delivered to the Secretary of the Company prior to the time the proxy is exercised or by duly executing and delivering to the Secre-tary of the Company a proxy bearing a later date.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Only stockholders of record at the close of business on June 17, 1994, will be entitled to notice and to vote at the meeting and any adjournment thereof. The issued and outstanding shares of the Company at that date consisted of 50,741,371 shares of common stock. Those shares and all shares reported in the tables which follow in this Proxy Statement reflect the three-for-one stock split in the form of a 200% stock dividend declared for stockholders of record as of December 22, 1993. Holders of common stock are entitled to one vote for each share except that stockholders and any proxy holders for such stockhold-ers are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of the Corporation that the stockholder de-sires that the voting for the election of directors be cumulative.

  Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the high-est number of votes will be declared elected. If the right to cumulative vot-ing is exercised, the proxy holders named in the accompanying proxy shall have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy, in order to elect the maximum number of the nominees set forth in Item I below.

  As of May 31, 1994, The TCW Group, Inc. (formerly known as TCW Management Company), through its subsidiaries which act as general partner of limited partnerships, trustee of trusts and/or investment manager of separate third party accounts which hold shares of the Company, was the only stockholder known by management to hold beneficially 5% or more of the outstanding shares of the Company. Holdings of The TCW Group, Inc. and all corporate officers and directors of the Company as a group are as follows:

  TITLE OF                NAME AND ADDRESS               NUMBER OF SHARES  PERCENT
   CLASS                 OF BENEFICIAL OWNER            BENEFICIALLY OWNED OF CLASS
  --------               -------------------            ------------------ --------
$1.00 par     The TCW Group, Inc.                           3,503,625(1)     6.9%(1)
value         865 South Figueroa Street
Common Stock  Los Angeles, California 90017
$1.00 par     All corporate officers and directors of       1,257,979(2)     2.4%(2)
value         the Company as a group (20 persons)
Common Stock

- - --------------
(1) Represents shares held by subsidiaries of The TCW Group, Inc. as general partner of limited partnerships, trustee of trusts and/or investment manager of separate third party accounts which hold shares of the Company's common stock. The TCW Group, Inc. and its subsidiaries disclaim beneficial ownership of such shares.
(2) Includes, as to all corporate officers and directors as a group, shares subject to options held by them and outstanding on May 31, 1994, which could be exercised on or prior to July 30, 1994. The shares subject to these options have been deemed to be outstanding in computing the Percent of Class.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

  At the meeting nine directors are to be elected, each director to hold of-fice for the ensuing year and until his successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the nine nominees named below. Manage-ment of the Company does not contemplate that any of the nine nominees will be unable to serve as a director, but if any nominee is unable to serve, the proxy holders reserve the right to substitute for such nominee and vote for another of their choice in his stead or, upon resolution of the Board of Di-rectors, provide for a lesser number of directors.

  The following information with respect to each person nominated for election as a director has been furnished to the Company as of May 31, 1994, by the nominees:

                                                                 NUMBER OF
                                                                   SHARES
                                                       DIRECTOR BENEFICIALLY
NOMINEE      PRINCIPAL OCCUPATION                       SINCE      OWNED
- - -------      --------------------                      -------- ------------
Howard P.    Chairman of the Executive Committee and     1981         300(1)
 Allen       Director of SCEcorp and Southern
             California Edison Company. Prior
             thereto, Chairman, Chief Executive
             Officer, President and Director of
             SCEcorp and Southern California Edison
             Company. Director of AMR Corporation;
             American Airlines, Inc.; The Parsons
             Corporation; The Ralph M. Parsons Co.;
             PS Group, Inc.; The Presley Companies;
             and Trust Company of the West. Age 68.
Irving W.    Chairman, President and Chief Executive     1992       1,500
 Bailey, II  Officer of Providian Corporation
             (formerly Capital Holding Corporation).
             Prior thereto, President and Chief
             Operating Officer and Executive Vice
             President and Chief Investment Officer
             of Capital Holding Corporation. Director
             of Providian Corporation and its
             affiliated companies and BellSouth
             Telecommunications, Inc. Age 53.
Van B.       President and Chief Operating Officer of    1993      85,745(2)(3)
 Honeycutt   CSC. Prior thereto, Vice President of
             CSC and President of its Industry
             Services Group. Age 49.
William R.   Chairman of the Board and Chief             1967     583,690(2)(3)
 Hoover      Executive Officer of CSC. Age 64.
Richard C.   Retired President and Director of           1986       1,500(4)
 Lawton      Transmix Corporation. Retired director
             of CalFed Inc.; California Federal Bank;
             and Beneficial Standard Life Insurance
             Company. Age 68.

                                                               NUMBER OF
                                                                 SHARES
                                                     DIRECTOR BENEFICIALLY
NOMINEE    PRINCIPAL OCCUPATION                       SINCE      OWNED
- - -------    --------------------                      -------- ------------
Leon J.    Vice President, Chief Financial Officer     1989      51,381(2)(3)
 Level     (since August of 1989) and Director of
           CSC. For more than five years prior
           thereto, Vice President and Treasurer of
           Unisys Corporation and Chairman of
           Unisys Finance Corporation. Director of
           F.A. Tucker Group, Inc. Age 53.
F. Warren  Ross Graham Walker Professor of Business    1989       2,400
 McFarlan  Administration and Senior Associate
           Dean, Harvard University Graduate School
           of Business Administration. Director of
           Providian Corporation and Pioneer Hi-
           Bred. Age 57.
James R.   Chairman and Chief Executive Officer and    1992         600
 Mellor    Director of General Dynamics
           Corporation. Director of Bergen-Brunswig
           Corporation; Kerr Group; and GDE
           Systems, Inc. Age 64.
Alvin E.   Retired Vice President of CSC and           1967     159,900
 Nashman   President of the Systems Group of CSC.
           Director of Miltope Group, Inc.;
           Nonvoting Advisory Director of NYMA,
           Inc.; and Director of Halifax
           Corporation. Age 67.

- - --------------
 The principal occupations described above represent the business experience of each nominee for the past five years.

(1) Shares held in a trust under which Mr. Allen and his wife are trustees and beneficiaries.

(2) Includes 52,200, 48,000 and 40,200 shares which may be acquired on or be-fore July 30, 1994, through the exercise of options held as of May 31, 1994, by Messrs. Honeycutt, Hoover and Level, respectively.

(3) Includes 2,795, 29,803 shares and 843 shares, respectively, held for the accounts of Messrs. Honeycutt, Hoover and Level under the Company's Matched Asset Plan with respect to which each had the right, as of May 31, 1994, to give voting instructions to the Committee administering the Plan.

(4) Shares owned jointly with Mr. Lawton's wife.

  Each director who is not a corporate officer receives $25,000 per year, plus $500 per day for each day of attendance at a Board meeting. Each director who is not a corporate officer and is a member of the Audit or Compensation Com-mittees receives an additional $4,000 or $2,000 per year, respectively. Dr. Nashman received consulting fees for special contract services aggregating $115,204 during the fiscal year ended April 1, 1994.

  Article III, Section 15 of the Bylaws provides that a director of the Com-pany shall automatically retire at the close of the meeting of the Board of Directors held during the first month in which he or she shall be age 72 or older, or if no meeting is held during such month, the director shall automatically retire as of the last day of such month.

  The 1990 Nonemployee Director Retirement Plan provides specified benefits for directors who retire from the Board of Directors after December 10, 1990 with at least five years of service, and who are not, and have never been, employees of the Company. Pursuant to the Plan, each such director will receive an annual benefit equal to the sum of (1) the annual retainer for nonemployee directors in effect as of the date of the director's retirement, plus (2) the daily Board meeting fee in effect as of such date multiplied by the number of regularly scheduled Board meetings held during the year ending on such date. Such annual benefit is payable during the period commencing on the date of retirement, or such later date as the director shall attain age 65, and continuing for the number of years that the director served on the Board of Directors, provided that if the director shall have served for at least ten years, such period shall continue for ten years or until such later date upon which the director shall die. If any director shall die prior to the expiration of such period, the remaining benefits shall be paid to the beneficiary designated for such purpose by the director.

  No nominee for director currently owns beneficially 1% or more of the out-standing shares of the Company except Mr. Hoover, who owns 1.14% of the out-standing shares.

  At the previous election of directors held at the Annual Meeting of Stock-holders on August 9, 1993, approximately 85.49% of the outstanding shares eli-gible to vote were represented either in person or by proxy. More than 99% of the shares present and voting at the 1993 Annual Meeting of Stockholders voted for the director nominees.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended April 1, 1994, the Board of Directors held eight meetings. The incumbent directors, while serving during the last fiscal year, attended in the aggregate, 94% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which they served.

  Among the standing committees of the Board of Directors of the Company are the Executive Committee, Audit Committee and Compensation Committee. In addi-tion, there are committees of disinterested members of the Board of Directors for each of the Company's Stock Incentive Plans as described in this Proxy Statement. The Board of Directors does not have a Nominating Committee.

  Messrs. Honeycutt, Hoover and Level have served as members of the Executive Committee which, within the limits of authority delegated by the full Board of Directors of the Company pursuant to standing and specific resolutions of the Board, acts on behalf of the Board. During the past fiscal year the Executive Committee held 21 meetings as affirmed by written consents.

  Messrs. Lawton, McFarlan and Mellor have served as the members of the Audit Committee which during the last fiscal year held three meetings. The principal duties and responsibilities of the Audit Committee are to recommend to the Board the accounting firm to be engaged as the Company's independent auditors and the terms of their engagement and to meet with the Company's independent and internal auditors to review the scope of their audits and their audit findings.

  Messrs. Allen, Bailey and McFarlan have served as the members of the Compen-sation Committee whose principal function is to determine the salary and bonus for all corporate officers at the level of vice president or higher. Stock in-centive awards for those corporate officers are determined pursuant to each Stock Incentive Plan by various committees consisting of disinterested members of the Board of Directors. During the last fiscal year the Compensation Com-mittee held two meetings.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") has been composed of three independent non-employee directors who have no "inter-locking" relationships as defined by the Securities and Exchange Commission ("SEC"). The Committee is responsible for setting the salary of the Chief Ex-ecutive Officer, who is Chairman of the Company, reviewing the design and ef-fectiveness of executive compensation policies, and reviewing and approving the Chief Executive Officer's recommendations of compensation for other key executives. All recommendations relating to awards of stock options and re-stricted stock to the Company's executive officers are approved by the Commit-tee.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

  The Company's executive compensation program is designed to provide competi-tive levels of annual cash compensation, as well as long-term incentives based on the Company's performance, and includes a base salary, annual incentive awards, and long-term incentives based on stock option awards and restricted stock grants. In addition, the Company has adopted employee benefit plans in-cluding retirement plans, health plans, insurance plans, and others in which the officers are eligible participants.

  Base compensation is established based on competitive evaluations for each position, individual responsibility and contribution. The annual incentive award is determined based on the Company's performance compared to prior years and established annual goals. Performance factors include revenue growth, net income growth and cash flow, as well as specific individual achievements. Stock options and restricted stock grants are awarded based on the individu-al's position and long-term contribution.

  The Committee believes that the Company's executive compensation program al-lows the Company to attract and retain outstanding executives in the informa-tion technology field and is well structured to align management's and stock-holders' interest in the enhancement of stockholder value through stock owner-ship programs and incentive programs based on performance and stock value.

 Relationship of Company Performance to Executive Compensation

  Fiscal year 1994 compensation was determined on an individual basis in ac-cordance with the above policies and programs. The Company's performance sub-stantially met or exceeded its financial goals. Revenue growth of 4%, net in-come growth of 16% (before cumulative effect of accounting change) and free cash flow of approximately $70,000,000 were considered strong results.

  Compensation paid to the Company's five named executive officers for fiscal year 1994, as reflected in the Summary Compensation Table on page 8, consisted primarily of base salary, performance bonuses, stock option grants and re-stricted stock awards.

  The measures of performance that are utilized under the Company's compensa-tion plans for executive officers vary. Primarily, they include target versus actual consolidated financial results, growth over prior years and subjective considerations of individual performance.

  The Company's executive compensation program takes into account any poten-tial limitations on the deductibility of compensation in excess of $1,000,000 per year imposed by Internal Revenue Code Section 162(m), but does not require that all compensation qualify for exemption from such limitation. Based on the advice of counsel, it is the opinion of the Committee that all compensation paid to executive officers for fiscal year 1994 is deductible for income tax purposes under Section 162(m).

 Fiscal Year 1994 Stock Option Grants

  In fiscal year 1994, grants of stock options and restricted stock awards were made to various executive officers, including the named executive offi-cers as shown in the Options Granted in Last Fiscal Year table on page 9.

 Chief Executive Officer Compensation

  As reflected in the Summary Compensation Table on page 8, Mr. Hoover's base salary was increased during fiscal year 1994 by $85,384 (14.7%). In determin-ing Mr. Hoover's base salary for fiscal year 1994, the Committee considered the Company's financial performance for the prior year, Mr. Hoover's individ-ual performance, and his long-term contributions to the success of the Compa-ny. The Committee also compared Mr. Hoover's base salary to the base salaries of chief executive officers at peer companies.

  For fiscal year 1994, Mr. Hoover's annual bonus payment represented 86.3% of his base salary as is reflected in the Summary Compensation Table on page 8. Under the Company's executive compensation program, Mr. Hoover was paid $575,000 in connection with fiscal year 1994 performance, reflecting the fact that the Company's performance substantially met or exceeded its financial goals.

  Mr. Hoover now owns 535,690 shares of the Company's Common Stock of which 11,250 shares are restricted. In addition, he has options to purchase an ag-gregate of 102,000 shares of which 48,000 shares are exercisable on or before July 30, 1994.

 Conclusion

  The Committee believes this executive compensation program serves the inter-ests of stockholders and the Company effectively. The various pay vehicles of-fered are appropriately balanced to motivate executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders.

  We will continue to address the effectiveness of the Company's total compen-sation program to meet the needs of the Company and serve the interests of its stockholders.

                                          Howard P. Allen
                                          Irving W. Bailey, II
                                          F. Warren McFarlan

                            COMPENSATION SUMMARIES

  The following table summarizes the compensation for services in all capaci-ties to the Company of those persons who were, at April 1, 1994, the Chief Ex-ecutive Officer and the four other most highly compensated executive officers of the Company for the fiscal years ended April 1, 1994, April 2, 1993 and April 3, 1992.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL           LONG TERM
                                  COMPENSATION       COMPENSATION
                               ------------------ ------------------
                                                  RESTRICTED
                                                    STOCK               ALL OTHER
   NAME AND PRINCIPAL          SALARY(1) BONUS(2) AWARDS(3)  OPTIONS COMPENSATION(4)
        POSITION          YEAR    ($)      ($)       ($)       (#)         ($)
   ------------------     ---- --------- -------- ---------- ------- ---------------
William R. Hoover         1994  666,346  575,000                          4,004
Chairman &                1993  580,962  440,000             30,000
Chief Executive Officer   1992  542,308  375,000
Van B. Honeycutt          1994  383,654  300,000             90,000      12,874
President &               1993  286,538  210,000   338,750   45,000
Chief Operating Officer   1992  265,192  190,000             15,000
James A. Champy           1994  332,801  241,041             84,000       1,041
Corporate Vice President
&
Chairman-Consulting       1993    n/a      n/a
Group                     1992    n/a      n/a
Leon J. Level             1994  302,116  152,500             30,000      22,088
Corporate Vice President
& Chief Financial         1993  273,269  145,000             15,000
Officer                   1992  266,154  120,000
Milton E. Cooper          1994  263,558  175,000                          3,734
Corporate Vice President
&                         1993  246,539  150,000   338,750   30,000
President--Systems Group  1992  174,654  125,000             45,000

- - --------------
(1) Amounts shown are cash compensation earned and received by executive offi-cers. Mr. Honeycutt was elected President & Chief Operating Officer of the Company on June 14, 1993 and Mr. Champy was elected an officer on August 18, 1993. Although Mr. Champy served as an officer for only a portion of the fiscal year, his compensation is reported for such fiscal year in its entirety.
(2) The amounts shown in this column include payments made pursuant to the an-nual incentive plan of the Company and include amounts accrued during the fiscal year in which they were earned but paid in the following fiscal year.
(3) Represents value of grants for restricted stock during fiscal year 1993 respectively in the following amounts: Van B. Honeycutt--15,000 shares, Milton E. Cooper--15,000 shares. The amounts reported in the table repre-sent the market value (the closing price reported on the Composite Tape for New York Stock Exchange listed companies) of the Company's Common Stock at the date of grant, less any consideration the executive officers paid for the stock. As of April 1, 1994, Messrs. Hoover, Honeycutt and Cooper have an aggregate total of 11,250 shares, 25,500 shares and 24,000 shares, respectively, in unvested restricted stock holdings, valued at $406,875, $922,250 and $868,000 respectively. Mr. Hoover was awarded 45,000 shares of which 50% vested February 4, 1993, 25% vested February 4, 1994 and the remaining 25% vests on February 4, 1995. The holder of record of any restricted shares shall be entitled to receive dividends if and when declared and paid.
(4) The amounts shown in this column for the most recent fiscal year are de-rived from the following figures: (a) Mr. Hoover: $4,004--contribution by the Company to its defined contribution plan ("DCP"); (b) Mr. Honeycutt:
    $3,874--DCP contribution; $9,000--payment of relocation housing differen-tial pertaining to purchase of residence; (c) Mr. Champy: $1,041--DCP con-tribution; (d) Mr. Level: $3,626--DCP contribution; $18,462--payment of relocation housing differential pertaining to purchase of residence; (e) Mr. Cooper: $3,734--DCP contribution.

  The benefits for the above executive officers under the Company's Supplemen-tal Executive Retirement Plan are stated under the Pension Plan Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth for the fiscal year ended April 1, 1994, in-formation concerning the stock options granted to the Company's Chief Execu-tive Officer and the four other most highly compensated executive officers of the Company during such fiscal year (collectively, the "Named Executive Offi-cers"). Any person who is an employee of the Company or its subsidiaries is eligible to be considered for the grant of options. No stock appreciation rights were granted in fiscal year 1994.

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR
                               INDIVIDUAL GRANTS                                    OPTION TERM(3)
- - ------------------------------------------------------------------------------- -----------------------
                                         PERCENT OF
                                       TOTAL OPTIONS
                                         GRANTED TO    EXERCISE OR
                            OPTIONS      EMPLOYEES         BASE      EXPIRATION
          NAME           GRANTED(1)(#) IN FISCAL YEAR PRICE($/SH)(2)    DATE       5%($)      10%($)
          ----           ------------- -------------- -------------- ---------- ----------- -----------
William R. Hoover.......      none
Van B. Honeycutt........    90,000          5.76%         25.50       06/14/03    1,443,313   3,657,639
James A. Champy.........    54,000          3.45%         25.04       06/02/03      850,423   2,155,138
                            30,000          1.92%         31.96       12/17/03      602,953   1,528,001
Leon J. Level...........    30,000          1.92%         23.96       05/04/03      452,018   1,145,502
Milton E. Cooper........      none

- - --------------
(1) Only non-qualified stock options ("NQSOs") were granted in fiscal year 1994, for a ten year term, pursuant to the 1992 Stock Incentive Plan. Each NQSO becomes exercisable in installments of 20% of the underlying shares on each of the five anniversaries of the date of grant. Options become im-mediately exercisable in the event of a change in control (as defined in the 1992 Stock Incentive Plan).
(2) The exercise price per share is the fair market value (the closing price reported on the Composite Tape for New York Stock Exchange listed compa-
    nies) of a share of the Company's Common Stock on the date of grant. Op-tions may be exercised with cash and/or with other shares of the Company's Common Stock or with any other form of consideration permitted by the 1992 Stock Incentive Plan.
(3) Illustrates value that might be realized upon exercise of options immedi-ately prior to the expiration of their term, assuming SEC specified com-pounded rates of appreciation on the Company's Common Stock over the term of the options. Assumed rates of appreciation are not indicative of future stock performance.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

  The following table sets forth information with respect to the Named Execu-tive Officers concerning the exercise of options during fiscal year 1994 and unexercised options held as of the end of fiscal year 1994. No stock apprecia-tion rights were exercised by the Named Executive Officers during fiscal year 1994 or were held by them at the end of fiscal year 1994.

                                                          NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                         OPTIONS AT FISCAL YEAR     THE-MONEY OPTIONS AT
                                                                   END               FISCAL YEAR END(2)
                         SHARES ACQUIRED                ------------------------- -------------------------
                           ON EXERCISE       VALUE      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME                 (#)       REALIZED(1)($)     (#)          (#)          ($)          ($)
          ----           --------------- -------------- ----------- ------------- ----------- -------------
William R. Hoover.......      9,600         242,400       42,000        60,000       726,500      971,000
Van B. Honeycutt........       none             n/a       22,200       141,000       374,125    1,734,375
James A. Champy.........     14,400         283,275        4,800        97,200       103,475    1,133,250
Leon J. Level...........       none             n/a       31,200        52,200       644,650      804,150
Milton E. Cooper........       none             n/a       64,800        58,200     1,766,800      956,825

- - --------------
(1) Difference between the exercise price and the fair market value (the clos-ing price reported on the Composite Tape for New York Stock Exchange listed companies) of the Company's Common Stock at the date of exercise.
(2) Difference between the fair market value (the closing price of $36.50 re-ported on the Composite Tape for New York Stock Exchange listed companies) of the Company's Common Stock at April 1, 1994, and the exercise price.

                                 PENSION PLANS

  The table below shows the estimated accrued annual amount at age 65 that would be received on a single life annuity basis from the Company's Pension Plan (the "Pension Plan") and Supplemental Executive Retirement Plan (the "SERP") at specified base salaries and years of service. Messrs. Hoover, Honeycutt, Level and Cooper are covered by both Plans.

  The Pension Plan is a contributory, career average defined benefit plan and benefits are determined based on the participant's average base salary during all years of participation. There is no deduction for Social Security or other offset amounts and base salary does not include any bonus, overtime or shift differential compensation. The remuneration covered by the Pension Plan during the fiscal year ended April 1, 1994 for Messrs. Hoover, Honeycutt, Level and Cooper was $666,346, $383,654, $302,116, and $263,558, respectively, but is limited to $150,000 for 1994 in accordance with the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. The shortfall in benefits due to legal limits (maximum benefits and the use of the legally limited salary) is restored pursuant to the excess benefit provisions of the SERP. Messrs. Hoover, Honeycutt, Level and Cooper will have credited years of service in the Pension Plan at age 65 of 12 years, 24 years, 16 years, and 19 years, respectively. Covered salary under the Pension Plan is significantly lower than final average compensation as used in the SERP because of the Pension Plan's career average provision.

  The SERP also provides additional annual benefits for certain designated of-ficers and key executives of the Company who satisfy its minimum service re-quirements. The benefit is based on 50% of the average of the participant's highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the death of the participant, a spousal benefit of 50% of the participant's benefit is generally payable for the spouse's lifetime.

  In the event of a change-in-control of the Company followed by the separa-tion of any of the named Executive Officers from service to the Company within 36 months thereafter, the effected Officer(s) becomes entitled to accelerated vesting of benefit entitlements under the SERP.


 AVERAGE ANNUAL                                     YEARS OF SERVICE
      BASE                               -------------------------------
 COMPENSATION*                             10      15      20      25
 --------------                          ------- ------- ------- -------
  $100,000.............................   49,351  61,984  67,150  71,198
   200,000.............................  110,173 137,732 148,064 156,160
   300,000.............................  170,994 213,480 228,978 241,121
   400,000.............................  231,816 289,228 309,892 326,083
   500,000.............................  292,637 364,976 390,806 411,045
   600,000.............................  353,458 440,724 471,720 496,007
   700,000.............................  414,280 516,472 552,634 580,969

  * The SERP benefit is based on the final average compensation (as defined above) which is shown in this column. The Pension Plan benefit is based on career average compensation which is substantially less than the amount shown above.

  Mr. Champy is covered by the additional benefit provisions of the SERP as described above. The covered remuneration during the fiscal year ended April 1, 1994 for Mr. Champy was $332,801. His estimated annual accrued benefit from age 62 on a single life annuity basis is $151,437.

  The following graph demonstrates the performance of the cumulative total re-turn to the shareholders of the Company's Common Stock during the previous five fiscal years in comparison to the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Computer Software & Services Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG COMPUTER SCIENCES CORPORATION, S&P 500 INDEX
                  AND S&P COMPUTER SOFTWARE & SERVICES INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             COMPUTER                    S&P COMPUTER
Measurement Period           SCIENCES       S&P          SOFTWARE
(Fiscal Year Covered)        CORPORATION    500 INDEX    SERVICES INDEX
- - -------------------          -----------    ---------    --------------
Measurement Pt-04/01/1989    $100.00        $100.00      $100.00
FYE 04/01/1990               $ 93.09        $119.27      $120.83
FYE 04/01/1991               $136.06        $136.46      $110.24
FYE 04/01/1992               $140.41        $151.53      $142.72
FYE 04/01/1993               $162.40        $174.60      $188.56
FYE 04/01/1994               $224.04        $177.17      $211.57

                          INDEXED RETURN (1989 = 100)

                            RETURN 1990     RETURN 1991     RETURN 1992     RETURN 1993     RETURN 1994     CAGR
- - ------------------------------------------------------------------------------------------------------------------
  CSC COMMON STOCK          (6.91%)         46.15%           3.19%          15.66%          37.95%          17.51%
- - ------------------------------------------------------------------------------------------------------------------
  S&P 500 INDEX             19.27%          14.41%          11.04%          15.23%           1.47%          12.12%
- - ------------------------------------------------------------------------------------------------------------------
  S&P COMPUTER
    SOFTWARE & SERVICES     20.83%          (8.77%)         29.46%          32.12%          12.20%          16.17%
- - ------------------------------------------------------------------------------------------------------------------

ASSUMES $100 INVESTED ON APRIL 1, 1989 IN COMPUTER SCIENCES CORPORATION COMMON STOCK, S&P 500 INDEX AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Compa-ny. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Sec-tion 16(a) forms they file.
  To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, during the fiscal year ended April 1, 1994, all
Section 16(a) filing require-
ments applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except for one Form 4 report cov-ering two transactions filed late inadvertently by Dr. Thomas Williams, a Com-pany Vice President, and for oneForm 5 report filed a few weeks late inadver-tently by Mr. James A. Champy, a Company Vice President, to report the effect of the 200% stock dividend declared for stockholders of record on December 22, 1993 on his beneficial ownership of derivative securities, and to report 28 shares credited to his account in installments since his participation in the Company's Matched Asset Plan beginning in January, 1994. Each of the two re-ports were filed promptly upon discovery of the oversights.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  It has been the practice of the Company to engage Deloitte & Touche for an-nual audit services upon approval by either the Audit Committee or the Board of Directors. Deloitte & Touche has acted as the Company's independent public accountant for more than 31 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Deloitte & Touche will be present at the Annual Meeting of Stockholders to be held on Au-gust 8, 1994, will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions. The engagement of Deloitte & Touche for non-audit services is approved by the Vice President and Chief Financial Officer of the Company.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1995 Annual Meet-ing of Stockholders, scheduled for August 14, 1995, must be received by the Secretary of Computer Sciences Corporation at 2100 East Grand Avenue, El Segundo, California 90245, no later than April 17, 1995, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                    ITEM 2.

                                 OTHER MATTERS

  The Management of the Company knows of no other business to be presented at the meeting. If, however, other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                                        By Order of the Board of Directors
                                               /s/ HAYWARD D. FISK
                                                  Hayward D. Fisk
                                        Vice President, General Counsel and
                                                     Secretary

July 5, 1994

                         COMPUTER SCIENCES CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS, AUGUST 8, 1994

     The undersigned hereby appoints WILLIAM R. HOOVER, VAN B. HONEYCUTT and HAYWARD D. FISK, and each of them, which full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undesigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m. on August 8, 1994, and at any adjournment thereof, upon the election of directors and any other matter properly coming before the meeting.

     This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                     PROXY

      Please sign on the reverse side of this card and return promptly to
         Midtown Station, P.O. Box 955, New York, New York 10138-0811.
    If you do not sign and return a Proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

Item 1.  ELECTION OF DIRECTORS

         FOR all nominees listed to the right
         (except as marked to the contrary)     [_]

         WITHHOLD AUTHORITY to vote for all
         nominees listed to the right           [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list below:

                                   Nominees:

  Howard P. Allen, Irving W. Bailey, II, Van B. Honeycutt, William R. Hoover,
            Richard C. Lawton, Leon J. Level, F. Warren McFarlan,
                     James R. Mellor and Alvin E. Nashman


                                        DATED:                              199
                                              ------------------------------   -

                                        ----------------------------------------
                                                          Signature

                                        ----------------------------------------
                                                          Signature

                                        Please date, sign and return this Proxy
                                        promptly whether or not you plan to
                                        attend the meeting. If signing for a
                                        corporation or partnership or as agent,
                                        attorney or fiduciary, indicate the
                                        capacity in which you are signing. If
                                        you do attend the meeting and elect to
                                        vote by ballot, such vote will supersede this Proxy.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"